EXHIBIT INDEX

1.4 Resolution of the Board of Directors of IDS Life Insurance Company establishing 12 additional subaccounts within the separate account, dated March 30, 2001

8.1(b) Copy of Participation Agreement By and Among AIM Variable Insurance Funds, Inc., AIM Distributors, Inc., and IDS Life Insurance Company, on Behalf of Itself and Its Separate Accounts, dated Oct. 7, 1996

8.3 Copy of Participation Agreement By and Between Goldman Sachs Variable Insurance Trust, Goldman, Sachs & Co. and IDS Life Insurance Company, dated Sept. 1, 1999

8.5 Copy of Participation Agreement By and Among Royce Capital Fund and Royce & Associates, Inc. and IDS Life Insurance Company, dated September 1, 1999

8.6(b) Copy of Amendment 1 to Participation Agreement By and Among IDS Life Insurance Company and Warburg Pincus Trust and Credit Suisse Asset Management, LLC and Credit Suisse Asset Management Securities, Inc., dated April 30, 1999

8.7 Copy of Participation Agreement By and Among Calvert Variable Series, Inc. and Calvert Asset Management Co. and Calvert Distributors Inc. and
         IDS  Life   Insurance   Company,   dated  April  14,  2000

8.8(a) Copy of Participation Agreement among Variable Insurance Products Fund, Fidelity Distributors Corporation and IDS Life Insurance Company, dated Sept. 1, 1999

8.8(b) Copy of Participation Agreement among Variable Insurance Products Fund III, Fidelity Distributors Corporation and IDS Life Insurance Company, dated Sept. 1, 1999

8.10 Copy of Participation Agreement Between Janus Aspen Series and IDS Life Insurance Company, dated April 21, 2000

8.11     Copy  of  Participation  Agreement  by and  among  IDS  Life  Insurance
         Company, Lazard Asset Management, and Lazard Retirement Series, Inc., dated Sept. 1, 1999

8.12 Copy of Participation Agreement Among MFS Variable Insurance Trust, IDS Life Insurance Company and Massachusetts Financial Services Company, dated March 1, 2000

9. Opinion of counsel and consent to its use as the legality of the securities being registered

10.      Consent of Independent Auditors

14. Power of Attorney to sign Amendment to this Registration Statement, dated April 25, 2001